NEWS RELEASE

Current Technology’s Celevoke Updates Risk Control Initiatives with Travelers

VANCOUVER, British Columbia – June 23, 2008 – On April 2, 2008 Current Technology Corporation (OTCBB: CRTCF) reported the Travelers Inland unit of The Travelers Companies, Inc. announced an innovative risk control initiative with Current Technology’s 51% owned Texas-based subsidiary Celevoke, Inc. (“Celevoke”) that will allow Travelers customers the ability to purchase Celevoke’s LunarEYE Wireless Asset Tracking and Control systems at a discount.  Mr. Joseph Tracy, Chief Underwriting Officer, Travelers Inland said, “We are excited to work with Celevoke, as we see significant value and risk control benefits in the equipment recovery and management systems offered by the LunarEYE system.”

“We are pleased to report significant progress with the Travelers risk control initiative,” stated Celevoke CEO Chuck Allen.  “We have already shipped several hundred units to Travelers  customers and expect the level of activity to grow significantly over the coming months as awareness increases.  We have every reason to believe sales will be counted in multiples of thousands of units in the relative near term.”

Current Technology CEO Robert Kramer said, “ The Travelers risk control initiative is our first insurance-based initiative, but it will most assuredly not be our last. We believe other insurance companies will recognize the value proposition inherent in providing their clients the opportunity to remotely monitor, track, control and protect a wide variety of asset classes using our proprietary technology. Indeed, we are presently negotiating with a number of other insurance companies in the United States, Mexico and Brazil, and hope to be in a position to report positive results within the next few weeks.”

About Travelers

The Travelers Companies, Inc. is a leading property casualty insurer selling primarily through independent agents and brokers. The company’s diverse business lines offer its global customers a wide range of coverage in both the personal and commercial settings, including automobile, homeowners, construction, small business, oil and gas, ocean marine, surety and management liability, global technology and public sector services. Travelers is a Fortune 100 company, with 2007 revenues of $26 billion and total assets of $115 billion. The company has approximately 33,000 employees.

About Celevoke

Celevoke is poised to become a market leader in the projected $38.3 billion (by 2011) global market for Telematics (according to ABI Research), which is the integrated use of telecommunications and informatics. More specifically, it is the science of sending, receiving and storing information wirelessly via telecommunication devices. Celevoke has integrated Telematics and Global Positioning Systems (GPS) with sensing technology. This proprietary suite of hardware and software products enables users to remotely monitor, track, control and protect a wide variety of asset classes. Examples include people, automobiles and trucks, shipping containers and covert vehicles used for law enforcement and intelligence gathering in a global marketplace.

Forward Looking Statement

The news release contains forward-looking statements concerning the Company’s business operations, and financial performance and condition. When used in the news release the words “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. These forward-looking statements are based on current expectations and are naturally subject to uncertainty and changes in circumstances that may cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may cause such differences include but are not limited to technological change, regulatory change, the general health of the economy and competitive factors. Many of these factors are beyond the Company’s control; therefore, future events may vary substantially from what the Company currently foresees. You should not place undue reliance on such forward-looking statements.

Contact:

CORPORATE:

Current Technology Corporation

Robert Kramer, 1-800-661-4247

or

INVESTOR RELATIONS:

Polestar Communications

Richard Hannon, 1-866-858-4100

or

Piedmont IR, LLC

Keith Fetter or Darren Bankston

678-455-3696